UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2005

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 22, 2005, APT accelerated the vesting of certain unvested stock options awarded to its employees, officers and directors under its stock option plans.  The acceleration applies only to those options with an exercise price of $8.00 or greater.  The closing sales price of APTI stock on the NASDAQ National Market on July 22, 2005 was $7.97.  As a result of this action, options to purchase approximately 244,000 shares became exercisable on July 22, 2005.

Under the recently issued Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment” (“FAS 123R”), the Company will be required to apply the expense recognition provisions under FAS 123R beginning January 1, 2006.  The Company believes that accelerating the vesting of the identified stock options will reduce the Company’s compensation charge in periods subsequent to December 31, 2005.

The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.02 Results of Operations and Financial Condition

The Registrant’s media release dated July 21, 2005, regarding financial results for the quarter ended June 30, 2005 and the outlook for the quarter ending September 30, 2005 is attached hereto as Exhibit 99.2. This information is being furnished under Item 2.02 of Form 8-K.

In accordance with general instructions B.2 and B.6 of Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, this report (including Exhibit 99.2) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this item.

Item 2.05 Costs Associated with Exit or Disposal Activities

In our media release dated July 21, 2005, we announced that we would continue consolidating manufacturing operations and moving certain production activities offshore and would disengage from a low growth product line currently with onshore production.  We estimate that these restructuring actions will be completed over the next 12 to 18 months and will lead to a reduction of approximately 9 percent of our total work force.  We expect the actions to result in pretax restructuring charges of approximately $800,000 over the 12 to 18 month timeframe. The charges will include one-time severance costs of approximately $600,000 to be settled in cash, and the non-cash write-off or acceleration of depreciation of certain equipment assets of approximately $200,000.

Item 8.01 Other Events

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	Media Release dated July 26, 2005, “Advanced Power Technology Accelerates Vesting of Certain Stock Options.”
99.2	Media Release dated July 21, 2005, “Advanced Power Technology Reports Second Quarter 2005 Results.”

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 27th day of July, 2005.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)